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                                                                     EXHIBIT 4.1

                    SEE REVERSE SIDE FOR RESTRICTIVE LEGEND

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
                NUMBER                                          SHARES
                  00                                              00

                              CAIS INTERNET, INC.
             INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
              25,000,000 SHARES COMMON STOCK PAR VALUE $0.01 EACH


This Certifies that SPECIMEN is the registered holder of XXXXXXXXX Shares fully paid, non-assessable, and transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this __________ day of ______________ A.D.________



--------------------------------                -----------------------------
        Secretary                                         Preesident

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For Value Received, _______________hereby sell, assign and transfer unto
___________________________________ ________________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint __________________________ Attorney to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated______________________ ____

In presence of _____________________________
___________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.